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                                                           REVOCABLE PROXY

Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Clifton Savings Bank, S.L.A. at said meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members, a Proxy Statement dated XXXX xx, 2004, prior to the execution of this Proxy.

                                                                                -----------------------------------------------
                                                                                Date

                                                                                -----------------------------------------------
                                                                                Signature

                                                                                -----------------------------------------------
                                                                                Signature

                                                                                NOTE: Only one signature is required in the case of
                                                                                a joint account. Please sign name exactly as it
                                                                                appears on the proxy card


     IMPORTANT: PLEASE DETACH, SIGN AND RETURN "ALL" PROXIES FROM "ALL" PACKETS RECEIVED IN THE ENCLOSED POSTAGE PAID ENVELOPE.
                                       FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.
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                                                                                          CLIFTON SAVINGS BANCORP, INC.
                                                                                               317 Lakeview Avenue
                                                                                            Clifton, New Jersey 07011
                                                                                                 (973) 478-7328
                                                                                       STOCK ORDER AND CERTIFICATION FORM
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DEADLINE: The Subscription Offering ends at 12:00 Noon, Easter Time, on XXXXXXX xx, 2004. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at a Clifton Savings Bank, S.L.A. office, by the deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM
WILL NOT BE ACCEPTED.
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(1) Number of Shares                   (2) Total Amount Due     (6) [ ] Check here if you are a director, officer or employee of
    ----------------  Price Per Share  --------------------             Clifton Savings Bank, S.L.A. or a member of such person's
                        x $10.00 =     $                                immediate family (same household).
    ----------------                   --------------------     --------------------------------------------------------------------
Minimum - 25 shares                                             (7) [ ] NASD AFFILIATION - see description on reverse side of this
Maximum - 50,000 shares of common stock and no person either            form.
alone or together with associates of or persons acting in       --------------------------------------------------------------------
concert with such person, may purchase more then 1% of the      (8) Please review the preprinted account information listed below.
common stock issued in the reorganization to persons other          The accounts printed below may not be all of your qualifying
than Clifton MHC.                                                   accounts or even your accounts as of the earliest of the three
--------------------------------------------------------------      dates if you have changed names on the accounts. You should list
METHOD OF PAYMENT                                                   any other accounts that you may have or had with Clifton Savings
(3) [ ] Enclosed is a check, bank draft or money order payable      Bank, S.L.A. in the box below. SEE THE STOCK ORDER FORM
        to Clifton Savings Bancorp, Inc. for $________________      INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Plan of
(4) [ ] I authorize Clifton Savings Bank, S.L.A. to make            Reorganization and Stock Issuance.
        withdrawals from my certificate or savings account(s)     ----------------------------------------------------------------
        (not checking accounts) shown below, and understand
        that the amounts will not otherwise be available for
        withdrawal:

ACCOUNT NUMBER(S)                              AMOUNT(S)
--------------------------------------- ------------------------

--------------------------------------- ------------------------

--------------------------------------- ------------------------

--------------------------------------- ------------------------

--------------------------------------- ------------------------
                   TOTAL WITHDRAWAL
                                        ------------------------
THERE IS NO PENALTY FOR EARLY WITHDRAWAL
----------------------------------------------------------------
(5) PURCHASER INFORMATION (CHECK ONE)
A. [ ] ELIGIBLE ACCOUNT HOLDER - Check here if you were a         ----------------------------------------------------------------
depositor with at least $50 on deposit with Clifton Savings       ADDITIONAL QUALIFYING ACCOUNTS
Bank, S.L.A. as of March 31, 2002. Enter information in
Section 8 for all deposit accounts that you had at Clifton
Savings Bank, S.L.A. on March 31, 2002.                           ACCOUNT TITLE (NAMES ON ACCOUNTS)              ACCOUNT NUMBER
                                                                 ------------------------------------------- ---------------------
B. [ ] SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you
were a depositor with at least $50 on deposit with Clifton       ------------------------------------------- ---------------------
Savings Bank, S.L.A. as of December 31, 2003 but are not an
Eligible Account Holder. Enter information in Section 8 for all  ------------------------------------------- ---------------------
deposit accounts that you had at Clifton Savings Bank, S.L.A.
on December 31, 2003.                                            ------------------------------------------- ---------------------

C. [ ] OTHER MEMBER - Check here if you were a depositor or      ------------------------------------------- ---------------------
borrower of Clifton Savings Bank, S.L.A. as of March 31, 2002,
but are not an Eligible Account Holder or a Supplemental         PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE
Eligible Account Holder. Enter information in Section 8 for all  LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. (additional space
accounts that you had as Clifton Savings Bank, S.L.A. on March   on back of form)
31, 2002.

D. [ ] LOCAL COMMUNITY - Natural person and trusts of natural persons residing in Bergen, Essex and Passaic Counties, New
Jersey.

E. [ ] GENERAL PUBLIC - Check here if none of the above apply.
---------------------------------------------------------------- -------------------------------------------------------------------
(9) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
    (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

[ ]  Individual                              [ ] Uniform Transfer to Minors Act        [ ] Partnership
[ ]  Joint Tenants                           [ ] Uniform Gift to Minors Act            [ ] Individual Retirement Account
[ ]  Tenants in Common                       [ ] Corporation                           [ ] Fiduciary/Trust (Under Agreement Dated
---------------------------------------------------------------- -------------------------------------------------------------------

Name                                                                            Social Security or Tax I.D.
------------------------------------------------------------------------------- ----------------------------------------------------

Name                                                                            Social Security or Tax I.D.
------------------------------------------------------------------------------- ----------------------------------------------------
Mailing                                                                                 Daytime
Address                                                                                 Telephone
--------------------------------------------------------------------------------------- --------------------------------------------
                                                Zip                                     Evening
City                            State           Code            County                  Telephone
--------------------------------------------------------------------------------------- --------------------------------------------
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ACKNOWLEDGMENT  By signing below, I acknowledge receipt of the Prospectus dates XXXX xx, 2004 and understand I may not change or revoke my order once it is received by Clifton Savings Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Clifton Savings Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.
Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have no waived any rights under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, both as amended.
SIGNATURE:      THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filed in accordance with the provisions of the
Plan of Reorganization and Stock Issuance as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

-------------------------------------------------------------          -------------------------------------------------------------
Signature                                    Date                        OFFICE USE ONLY        Check # ______________ _____________

-------------------------------------------------------------            Date Rec'd ____/____   Ck. Amt.______________ _____________
Signature                                    Date
                                                                         Batch # ________ Order # ____________ Category ____________
-------------------------------------------------------------          -------------------------------------------------------------

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                                                           REVOCABLE PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CLIFTON SAVINGS BANK, S.L.A FOR A SPECIAL MEETING OF
                                                MEMBERS TO BE HELD ON XXXXX XX, 2004

The undersigned member of Clifton Savings Bank, S.L.A (the "Bank"), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank, to be held at xxxxxxxxxxxxxxxxxxx, located at xxxxxxxxxxxxxxxxxxx,
Clifton, New Jersey on XXXXX xx 2004, at ________ .m., Eastern time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:
                                                                                                        FOR     AGAINST
                                                                                                        ---     -------
1.   The plan of reorganization and stock issuance, pursuant to which Clifton Savings will              [ ]       [ ]
     reorganize into the mutual holding company structure, with the concurrent issuance and sale of 45% of Clifton Savings Bancorp's common stock to the public; and other transactions provided for in the plan of reorganization and stock issuance; and

2.   Such other matters as may properly come before the special meeting or any adjournment              [ ]       [ ]
     of the special meeting.


     NOTE: The board of directors is not aware of any such other business at this time.

     This Proxy will be voted as directed. But if no instructions are specified, this Proxy will be voted FOR the propositions stated. If any other business is presented at the Meeting, this Proxy will be voted by a majority of the Board of Directors in their best judgement. At the present time, the board of directors knows of no other business to e presented at the Meeting.
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                                                    CLIFTON SAVINGS BANCORP, INC

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ITEM (7) CONTINIED - NASD AFFILIATION (this section only applies   ITEM (8) CONTINUED; PURCHASER INFORMATION
to those individuals who meet the delineated criteria)
                                                                   ACCOUNT TITLE (NAMES ON ACCOUNTS)            ACCOUNT NUMBER
Check the box if you are a member of the National Association of   ---------------------------------------- ------------------------
Securities Dealers, Inc. ("NASD"), a person associated with an
NASD member, a member of the immediate family of any such person   ---------------------------------------- ------------------------
to whose support such person contributes, directly or indirectly,
or the holder of an account in which an NASD member or person      ---------------------------------------- ------------------------
associated with an NASD member has a beneficial interest. To
comply with conditions under which an exemption from the NASD's    ---------------------------------------- ------------------------
Interpretation With Respect to Free-Riding and Withholding is
available, you agree, if you have checked the NASD affiliation     ---------------------------------------- ------------------------
box: (1) not to sell, transfer or hypothecate the stock for a
period of three months following the issuance and (2) to report    ---------------------------------------- ------------------------
this subscription in writing to the applicable NASD member
within one day of the payment therefor.                            ---------------------------------------- ------------------------
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                                                         CERTIFICATION FORM
                            (THIS CERTIFICATION FORM MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM)


I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CLIFTON
SAVINGS BANK, S.L.A. OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that THIS SECURITY IS federally insured or guaranteed, or IS as safe as an insured deposit, I should call the
Office of Thrift Supervision Regional Director - Robert C. Albanese at (201) 413-1000.

I further certify that, before purchasing the Common Stock of Clifton Savings Bancorp, Inc. I received a Prospectus dated XXXX xx,
2004. The prospectus discloses the nature of the security being offered and describes the following risks involved in the investment, including:

1.   Additional expenses following the conversion may reduce our profitability and stockholder's equity.

2.   Rising interest rates may hurt our profits and asset value.

3.   Strong competition within our market area could hurt our profits and slow growth.

4.   We expect that our return on equity initially will decline after the conversion.

5.   Issuance of new shares for benefit programs may dilute the ownership interest.

6.   We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

7.   Expected voting control by management and employees may prevent shareholders from taking actions opposed by management.

8.   Various factors could make takeover attempts more difficult to achieve, even if a majority of our shareholders favor such takeover attempts.

9.   Our stock price may decline when trading comments.

10.  There may be limited market for our common stock, which may lower our stock price.

11.  We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.





     FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE
LEGAL OR BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER.

     UNDER PENALTY OR PERJURY, I CERTIFY THAT I, __________________________________, AM PURCHASING SHARES SOLELY FOR MY ACCOUNT AND
THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES.

--------------------------------------------------                 --------------------------------------------------
Signature                       Date                               Signature                       Date

--------------------------------------------------                 --------------------------------------------------
(NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)


EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS
OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

================================================================================

                         CLIFTON SAVINGS BANCORP, INC.
                         -----------------------------

                         STOCK ORDER FORM INSTRUCTIONS

================================================================================


ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE PROVISIONS OF THE PLAN OF CONVERSION.
--------------------------------------------------------------------------------

ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. THE MINIMUM PURCHASE IS 25 SHARES. The maximum purchase for any person is 50,000 shares of common stock and no person either alone or together with associates of or persons acting in concert with such person, may purchase more then 1% of the common stock issued in the reorganization to persons other than Clifton MHC (which equals 90,334 shares at the midpoint of the offering range). For additional information and limits, see "Limitations on Purchases of Shares" in the Prospectus.

ITEM 3 - Payment for shares may be made by check, bank draft or money order payable to Clifton Savings Bancorp, Inc. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Reorganization is completed.

ITEM 4 - To pay by withdrawal from a savings account or certificate of deposit at Clifton Savings, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. TO WITHDRAW FROM AN ACCOUNT WITH CHECKING PRIVILEGES, PLEASE WRITE A CHECK. Clifton Savings will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

ITEM 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

ITEM 6 - Please check this box if you are a director, officer or employee of Clifton Savings, or a member of such person's household.

ITEM 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

ITEM 8 - Please review the preprinted qualifying account number(s) information. THE ACCOUNT NUMBER(S) LISTED MAY NOT BE ALL OF YOUR ACCOUNT NUMBER(S). You should list any other qualifying accounts that you may have or had with Clifton Savings in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM GIFTS TO MINORS ACT, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEM 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Clifton Savings Bancorp, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.


                  PLEASE BE SURE TO SIGN THE CERTIFICATION FORM
                      ON THE BACK OF THE STOCK ORDER FORM


                  (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)

================================================================================

                         CLIFTON SAVINGS BANCORP, INC.
                         -----------------------------

                              STOCK OWNERSHIP GUIDE

================================================================================


INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM TRANSFERS TO MINORS ACT - For residents of NEW JERSEY and many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM GIFTS TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM TRANSFERS TO MINORS ACT of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-NJ or UTMA-Other State. LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a PREARRANGED "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and PLEASE DO NOT DELAY in exploring this option.
Registration for IRA's:  On Name Line 1 - list the name of the broker or trust department  followed by CUST or TRUSTEE.
                         On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                         Address will be that of the broker / trust department to where the stock certificate will be sent.
                         The Social Security / Tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT.
                         Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)